UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 13, 2012

GALTECH SEMICONDUCTOR MATERIALS CORPORATION
(Exact name of registrant as specified in its charter)

Utah	0-27177	87-0427597
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

25308 SE 35th Street
Issaquah, WA		98029
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		(425) 391-3019

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events.

On December 13, 2012 the Board of Directors and the Majority Shareholder of 52% of Galtech stock met and approved a one-to-twenty (1:20) reverse stock split. As approved in the reverse stock split, any fraction(s) of a share created by the reverse stock split shall be made a whole share. The remaining one-hundred-ninety-million (190,000,000)  authorized shares of the authorized two hundred million (200,000,000) shares of Galtech stock remain as Galtech treasury stock and governed by the Articles of Incorporation and all Amendments. The State of Utah approved all amendments to the Galtech Articles of Incorporation underlying the reverse stock split effective January 3, 2013. The official date of the reverse stock split is January 3, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALTECH SEMICONDUCTOR MATERIALS CORPORATION
Registrant

Dated: January 9, 2013	By:	/s/ Dr. Frank N. Kautzmann, III
Dr. Frank N. Kautzmann, III, Chairman, CEO and President

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